Registration No. 333-127497



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                         Kansas                       48-0457967
              (State or other jurisdiction        (I.R.S. Employer
            of incorporation or organization)    Identification No.)

                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of principal executive offices)
                            ------------------------

                           NEXTEL COMMUNICATIONS, INC.
              AMENDED AND RESTATED CASH COMPENSATION DEFERRAL PLAN
                            (Full title of the Plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4000
                            ------------------------

     The purpose of this Registration Statement was to register $15,000,000 of Sprint Corporation's deferred compensation obligations, to be offered and sold under the Nextel Communications, Inc. Amended and Restated Cash Compensation Deferral Plan, as amended and restated December 7, 2004 (the "Plan"), which Plan was assumed by Sprint Corporation in connection with the merger of Nextel Communications, Inc. with a subsidiary of Sprint Corporation. In connection with the merger, Sprint Corporation changed its name to Sprint Nextel Corporation.

     An aggregate of $199,834.35 was deferred by participants in the Plan following the merger. The Plan has been replaced by the Sprint Nextel Deferred Compensation Plan and no additional deferrals will be made by participants in the Plan. Accordingly, the purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister the remaining $14,800,165.65 of deferred compensation obligations registered pursuant to this Registration Statement.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number      Exhibits

24.         Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 4th day of January, 2007.

                              SPRINT NEXTEL CORPORATION



                              By: /s/ Michael T. Hyde
                                  Michael T. Hyde, Assistant Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                        Title                        Date

GARY D. FORSEE*             Chairman, President and   )
                            Chief Executive Officer   )
                            (Principal Executive      )
                            Officer)                  )
                                                      )
PAUL N. SALEH*              Chief Financial Officer   )
                            (Principal Financial      )
                            Officer)                  )
                                                      )
WILLIAM G. ARENDT*          Senior Vice President     )
                            and Controller            )
                            (Principal Accounting     )
                            Officer)                  )
                                                      ) January 4, 2007
                                                      )
KEITH J. BANE*              Director                  )
                                                      )
                                                      )
_________________           Director                  )
Robert R. Bennett                                     )
                                                      )
                                                      )
GORDON M. BETHUNE*          Director                  )
                                                      )
                                                      )
FRANK M. DRENDEL*           Director                  )
                                                      )
                                                      )
JAMES H. HANCE, JR.*        Director                  )
                                                      )

V. JANET HILL*              Director                  )
                                                      )
                                                      )
IRVINE O. HOCKADAY, JR.*    Director                  )
                                                      )
                                                      )
WILLIAM E. KENNARD*         Director                  )
                                                      ) January 4, 2007
                                                      )
LINDA KOCH LORIMER*         Director                  )
                                                      )
                                                      )
WILLIAM H. SWANSON*         Director                  )
                                                      )





     /s/ Michael T. Hyde
*    Signed by Michael T. Hyde,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with this
     Amendment to the Registration
     Statement No. 333-127497.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

24.       Power of Attorney.